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                                                                   EXHIBIT 10.16

                        [LETTERHEAD OF RP FINANCIAL, LC.]


                                                 February 3, 1999



Board of Managers
Hudson City Savings Bank
W 80 Century Road
Paramus, New Jersey  07652

Dear Members of the Board:

         This letter sets forth the agreement between Hudson City Savings Bank, Paramus, New Jersey ("Hudson City" or the "Bank"), and RP Financial, LC. ("RP Financial"), whereby the Bank has engaged RP Financial to prepare the regulatory business plan and financial projections to be adopted by the Bank's Board of Managers in conjunction with the concurrent mutual holding company reorganization and minority stock offering. These services are described in greater detail below.


Description of Proposed Services

         RP Financial's business planning services will include the following areas: (1) evaluating Hudson City's current financial and operating condition, business strategies and anticipated strategies in the future; (2) analyzing and quantifying the impact of business strategies, incorporating the use of net offering proceeds both in the short and long term; (3) preparing detailed financial projections on a quarterly basis for a period of at least three fiscal years to reflect the impact of Board approved business strategies and use of proceeds; (4) preparing the written business plan document which conforms with applicable regulatory guidelines including a description of the use of proceeds and how the convenience and needs of the community will be addressed; and (5) preparing the detailed schedules of the capitalization of the Bank and mutual holding company and related cash flows.

         Contents of the business plan will include: Philosophy/Goals; Economic Environment and Background; Lending, Leasing and Investment Activities; Deposit, Savings and Borrowing Activity; Asset and Liability Management; Operations; Records, Systems and Controls; Growth, Profitability and Capital; Responsibility for Monitoring this Plan.

         RP Financial agrees to prepare the business plan and accompanying financial projections in writing such that the business plan can be filed with the appropriate regulatory agencies prior to filing the appropriate applications. RP Financial hereby represents and warrants to the Bank that it is familiar with the applicable laws, statutes, rules, regulations, policies, procedures and practices pertaining to the preparation of business plans for converting savings banks in connection with mutual holding company reorganizations and agrees to use its best efforts to comply therewith in preparing the business plan for the Bank.
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Board of Managers
February 3, 1999
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Fee Structure and Payment Schedule

         The Bank agrees to compensate RP Financial for preparation of the business plan on a fixed fee basis of $20,000. Payment of the professional fees shall be made upon delivery of the completed business plan.

         The Bank also agrees to reimburse RP Financial for those direct reasonable out-of-pocket expenses necessary and incidental to providing the business planning services. Reimbursable expenses will likely include shipping, telephone/facsimile printing, computer and data services, and shall be paid to RP Financial as incurred and billed. RP Financial will agree to limit reimbursable expenses in conjunction with the appraisal engagement, subject to written authorization from the Bank to exceed such level.

         In the event the Bank shall, for any reason, discontinue this planning engagement prior to delivery of the completed business plan and payment of the progress payment fee, the Bank agrees to compensate RP Financial according to RP Financial's standard billing rates for consulting services based on accumulated and verifiable time expenses, not to exceed the fixed fee described above, plus reimbursable expenses incurred.

         If during the course of the planning engagement, unforeseen events occur so as to materially change the nature or the work content of the business planning services described in this contract, the terms of said contract shall be subject to renegotiation by the Bank and RP Financial. Such unforeseen events may include changes in regulatory requirements as it specifically relates to Hudson City or potential transactions which will dramatically impact the Bank such as a pending acquisition or significant branch transaction.

                              * * * * * * * * * * *


         Please acknowledge your agreement to the foregoing by signing as indicated below and returning to RP Financial a signed copy of this letter.

                                                 Sincerely,


                                                 /s/ Ronald S. Riggins

                                                 Ronald S. Riggins
                                                 President and Managing Director


Agreed To and Accepted By:   Ronald E. Hermance, Jr.
                             President            /s/ Ronald E. Hermance, Jr.

Upon Authorization by the Board of Managers For:  Hudson City Savings Bank
                                                  Paramus, New Jersey
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Board of Managers
February 3, 1999
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Date Executed:             2/4/99
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